UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________________________
FORM 8-K

_______________________________
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2016
SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)
001-31892
(Commission File Number)

Delaware	94-2703333
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

44201 Nobel Drive, Fremont, California 94538
(Address of principal executive offices, with zip code)
(510) 656-3333
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01    Other Events
On July 11, 2016, Concentrix Corporation (“Concentrix”) a wholly owned subsidiary of SYNNEX Corporation, announced that it entered into a Share Purchase Agreement (the “Share Purchase Agreement”) to purchase all of the issued and outstanding stock of Maple Investment Holdings 3 Pte. Ltd., which provides, together with its subsidiaries, integrated business process outsourcing services (the “Business”), for approximately $420 million in cash.
The Share Purchase Agreement is subject to the satisfaction of certain closing conditions, and includes certain customary representations, warranties and covenants, including covenants related to the operation of the Business between signing and closing.
The full text of Concentrix’s press release is filed herewith as Exhibit 99.1. All references to www.synnex.com, www.concentrix.com and www.minacs.com in Exhibit 99.1 are inactive textual references only and the information contained on such websites is not incorporated by reference into this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated July 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 11, 2016	SYNNEX CORPORATION

	By:	/s/ Simon Y. Leung
Simon Y. Leung Senior Vice President, General Counsel and Corporate Secretary